UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

APRIL 10, 2008
Date of Report (Date of earliest event reported)

PARK PLACE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51712	71-0971567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 300, 840-6th Avenue S.W., Calgary, Alberta, Canada,	T2P 3E5
(Address of principal executive offices)	(Zip Code)

(403) 360-5375
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On April 2, 2008 and April 9, 2008 Park Place Energy Corp. (the "Corporation") issued a total of 9,000,000 units at a price of $0.10 by way of two non-brokered private placement tranches for aggregate proceeds of $900,000. Each unit consist of one share and one half of one common stock purchase warrant. Each whole common stock purchase warrant entitles the holder to purchase one share of common stock of the Corporation at a price of $0.20 for a period of one year from the date of issue. These units were issued in off-shore transactions (as defined in Rule 902 under Regulation S. under the Securities Exchange Act of 1934, as amended) in reliance on Regulation S. based upon representations made by the purchasers.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 - News Release dated April 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated April 24, 2008.

PARK PLACE ENERGY CORP.

/s/ Eric M. Leslie
Eric M. Leslie
Director